Contact:
John Beck Ardea Biosciences, Inc. (858) 652-6523 jbeck@ardeabio.com

Ardea Biosciences Earns Milestone from Bayer HealthCare

SAN DIEGO, May 30, 2012 — Ardea Biosciences, Inc. (Nasdaq: RDEA) today announced that it has earned a $7.5 million milestone from Bayer HealthCare (Bayer) under the terms of their April 2009 global license agreement to develop and commercialize Ardea’s mitogen-activated ERK kinase (MEK) inhibitor compounds for cancer and other indications. The milestone was triggered by the initiation of the Phase 2 part of a previously reported Phase 1/2 clinical study evaluating the investigational agent BAY 86-9766 in combination with gemcitabine for the treatment of advanced pancreatic cancer.

About BAY 86-9766
BAY 86-9766 (RDEA119) is an investigational agent that is not approved by FDA, EMA, or other health authority and is being developed under a global license agreement with Bayer. BAY 86-9766 is currently in Phase 2 clinical development in patients with hepatocellular carcinoma in combination with sorafenib and in patients with advanced pancreatic cancer in combination with gemcitabine.

About Ardea
Ardea is a biotechnology company based in San Diego, California, focused on the development of small-molecule therapeutics for the treatment of serious diseases. Ardea’s most advanced clinical-stage product candidates include lesinurad, formerly known as RDEA594, and BAY 86-9766, formerly known as RDEA119. Lesinurad is a selective, oral URAT1 transporter inhibitor for the chronic management of hyperuricemia in patients with gout, and BAY 86-9766 is a specific inhibitor of mitogen-activated ERK kinase (MEK) for the treatment of cancer which is being developed under a global license agreement with Bayer HealthCare. On April 21, 2012, Ardea entered into an agreement and plan of merger pursuant to which AstraZeneca PLC will acquire Ardea for $32.00 per share in cash, through a reverse merger of a subsidiary of AstraZeneca with and into Ardea. Upon completion of the merger, Ardea will be a subsidiary of AstraZeneca. The total transaction value is approximately $1.26 billion. Ardea expects the completion of the merger, which is subject to various customary conditions, including approval by Ardea’s stock holders, in the second or third quarter of 2012. For more information please visit: www.ardeabio.com

Forward-Looking Statements
Statements contained in this communication regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the timing and anticipated completion of the proposed merger, the benefits and synergies expected to result from the proposed merger, the anticipated customer base for Ardea following the completion of the proposed merger, Ardea’s plans and goals, the expected properties and benefits of lesinurad, BAY 86-9766 (RDEA119), RDEA3170 and Ardea’s other compounds and the timing and results of Ardea’s preclinical, clinical and other studies, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Ardea and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include any difficulties associated with integrating Ardea’s drug development programs into AstraZeneca’s operations, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger, unexpected costs, charges or expenses resulting from the proposed merger, litigation or adverse judgments relating to the proposed merger, risks relating to the consummation of the contemplated merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied, any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction, and any changes in general economic and/or industry-specific conditions, risks related to the outcome of preclinical and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, costs associated with Ardea’s drug discovery and development programs, and risks related to the outcome of Ardea’s business development activities, including collaboration or license agreements. Certain of these and other risks and uncertainties are described more fully in Ardea’s most recently filed SEC documents, including Ardea’s Annual Report on Form 10-K and Ardea’s Quarterly Reports on Form 10-Q, under the headings “Risk Factors.” All forward-looking statements contained in this communication speak only as of the date on which they were made. Ardea undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information and Where to Find It
In connection with the proposed merger described in this communication (the “Merger”), a proxy statement of Ardea and other materials will be filed with the SEC. COMPANY INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARDEA AND THE PROPOSED MERGER. Investors will be able to obtain copies of the proxy statement (when available) and other relevant documents filed with the SEC for free from the SEC’s website at http://www.sec.gov or from Ardea’s website at http://www.ardeabio.com. Stockholders will also be able to obtain copies of the proxy statement and other documents related to the Merger (when available) for free by written request to Ardea Biosciences, Inc., c/o Corporate Secretary, 4939 Directors Place, San Diego, California 92121.

Participants in Solicitation
Ardea and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information about the executive officers and directors of Ardea and their ownership of Ardea’s common stock is set forth in the proxy statement for Ardea’s 2012 Annual Meeting of Stockholders filed with the SEC on April 10, 2012. Certain directors and executive officers of Ardea may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or other securities or rights to severance payments if their employment is terminated following the Merger. Additional information regarding Ardea and the interests of its executive officers and directors in the Merger will be contained in the proxy statement regarding the Merger that will be filed by Ardea with the SEC.

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